Exhibit 99.1

Aytu BioPharma Reports Fiscal 2024 Third Quarter Operational and Financial Results

Q3 2024 ADHD Portfolio net revenue up 49% compared to Q3 2023

Q3 2024 adjusted EBITDA1 improved by $7.0 million compared to Q3 2023

TTM March 2024 operating income of $7.3 million for the Rx Business

TTM March 2024 companywide adjusted EBITDA of positive $15.4 million

TTM March 2024 adjusted EBITDA of positive $17.1 million for the Rx Business

$19.8 million cash balance at March 31, 2024

Company to host conference call and webcast today, May 15, 2024, at 4:30 p.m. Eastern time

DENVER, CO / May 15, 2024 / Aytu BioPharma, Inc. (the “Company” or “Aytu”) (Nasdaq: AYTU), a pharmaceutical company focused on commercializing novel therapeutics, today announced financial and operational results for the fiscal 2024 third quarter.

Q3 2024 Highlights

●	Consolidated net revenue was $18.0 million versus $22.7 million in the prior year period and reflects the Company’s continued planned wind down of its Consumer Health Segment.
●	ADHD Portfolio (Adzenys XR-ODT® and Cotempla XR-ODT®) net revenue increased 49% to $12.3 million versus $8.3 million in Q3 fiscal 2023.
●

Consumer Health Segment net revenue during Q3 2024 was $4.0 million, a decrease of 56% versus Q3 2023, in line with the Company's strategy to discontinue the Consumer Health segment in mid-calendar 2024. As previously announced, the Company is ending its Consumer Health Segment’s operations with the objective of driving profitability and generating long-term stockholder value.

●	Rx Segment gross margin improved to 74% in Q3 2024 compared to 61% in Q3 2023.
●	Net loss during Q3 2024 was $2.9 million, or $0.52 per share, compared to a net loss of $7.2 million, or $1.93 per share, in Q3 2023.
●	Consolidated adjusted EBITDA was positive $0.4 million in Q3 2024 compared to negative $6.6 million in Q3 2023.
●	Cash and cash equivalents were $19.8 million at March 31, 2023, compared to $19.5 million at December 31, 2023.

Management Discussion

“The positive operating momentum we have experienced over the past two years continued during the third quarter of fiscal 2024, as ADHD Portfolio revenue continued its rapid growth, increasing 49%, and we improved our adjusted EBITDA by $7.0 million, compared to the year ago third quarter. This represents the first March quarter in the company’s history during which Aytu generated positive adjusted EBITDA, which is notable considering the March quarter is typically our lowest revenue quarter for the Rx Segment due largely to patients’ insurance deductible resets. Further, when considering both the current softness of our pediatric product sales coupled with the well-publicized cyberattack that impacted the entire healthcare industry, we are very encouraged by the Rx Segment’s demonstrated, year over year revenue growth.” commented Josh Disbrow, Chief Executive Officer of Aytu. “Our business is better positioned today than at any point in our history. Aytu generated TTM adjusted EBITDA of $15.4 million, while our balance sheet remains strong with $19.8 million of cash at the end of March 2024.”

“The key drivers to achieving these critical milestones of positive $15.4 million in TTM companywide adjusted EBITDA and positive $17.1 million in Rx Business TTM adjusted EBITDA, have been a combination of redefining our corporate strategic mandate to focus our business solely on the Rx Segment while instituting a number of operational improvements. These improvements include strong sales force execution, the leveraging of our innovative Aytu RxConnect platform, and continued effective expense management. Additionally, once we have fully transitioned manufacturing of our ADHD brands out of our Grand Prairie, Texas facility, we expect to gain additional expense and margin improvements beyond what we’re currently generating. While there is still work to be done to mitigate the negative impact of the payor changes within our Pediatric Portfolio, which we believe we will be successful in addressing, we are excited about the overall trajectory of the business as we finish fiscal 2024,” Mr. Disbrow concluded.

Non-Core Business Update

In June 2023, the Company announced that it had instituted a strategic mandate focusing its business solely on its Rx Segment, in an effort to drive long-term stockholder value. The Company has generated positive adjusted EBITDA for fiscal 2023 and for seven of the last reported eight quarters for Rx, excluding the Consumer Health Segment and pipeline R&D (the “Rx Business”). This concentration on the Rx Segment will result in discontinuing the Consumer Health Segment altogether.

This goal of emphasizing profitability was initially started with the indefinite suspension of all pipeline clinical development programs announced in October 2022 to minimize research and development expense until such time that the Company can fund those efforts with internally generated cash flows or through partnerships. During fiscal 2023, the Consumer Health Segment contributed adjusted EBITDA of negative $3.6 million and pipeline programs contributed adjusted EBITDA of negative $2.6 million, while the Company's Rx Business contributed adjusted EBITDA of positive $9.7 million. Over the Trailing Twelve-Month (“TTM”) period ending March 31, 2024, the Company’s Rx Business contributed operating income of $7.3 million and adjusted EBITDA of positive $17.1 million.

Segment Reporting

	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Consolidated net revenue:
Rx Segment	$14,025	$13,805
Consumer Health Segment	3,968	8,928
Total consolidated net revenue	$17,993	$22,733

Rx Segment net revenue:
ADHD Portfolio	$12,326	$8,272
Pediatric Portfolio	1,729	5,266
Other*	(30)	267
Total Rx Segment net revenue	$14,025	$13,805

*Other includes discontinued or deprioritized products.

Q3 2024 Financial Results

Net revenue for the third quarter of fiscal 2024 was $18.0 million, compared to $22.7 million for the prior year period.

Net revenue from the Rx Segment in the third quarter of fiscal 2024 was $14.0 million compared to $13.8 million in the prior year period. The ADHD Portfolio (Adzenys XR-ODT® and Cotempla XR-ODT®) experienced a 49% increase in net revenue to $12.3 million in the third quarter of fiscal 2024, compared to the prior year period. The Pediatric Portfolio (Poly-Vi-Flor®, Tri-Vi-Flor®, and Karbinal® ER) net revenue decreased to $1.7 million due to customer ordering timing as a result of payor changes that impacted scripts.

Net revenue from the Consumer Health Segment was $4.0 million in the third quarter of fiscal 2024, a decrease of 56% over the same quarter last year. As previously announced, the Company is winding down its Consumer Health Segment with the objective of discontinuing this segment to improve operating cash flows to drive long-term stockholder value.

Consolidated gross profit was $11.7 million, or 65% of net revenue, in the third quarter of fiscal 2024, compared to $12.7 million, or 56% of net revenue, in the same quarter last year. Gross profit margin for the Rx Segment was 74% in the third quarter of fiscal 2024, compared with 61% in the prior year period.

Operating expenses, excluding amortization of intangible assets, restructurings costs, and gain from contingent consideration, were $12.6 million in the third quarter of fiscal 2024 compared to $20.8 million in the prior year period. The decrease was a result of reduced Consumer Health spending and improved operational efficiencies.

Loss from operations during the third quarter of fiscal 2024 was $2.5 million compared to $8.6 million in the prior year period.

Net loss during the third quarter of fiscal 2024 was $2.9 million, or $0.52 per share, compared to a $7.2 million net loss, or $1.93 per share, in the prior year period. The fiscal 2024 third quarter results were impacted by $0.2 million of costs associated with the previously announced winding down of the manufacturing facility.

Adjusted EBITDA was positive $0.4 million in the third quarter of fiscal 2024, compared to negative $6.5 million in the prior year period, a $7.0 million improvement. Adjusted EBITDA for the Rx Business was positive $0.9 million in the third quarter of fiscal 2024, compared to negative $4.7 million in the prior year period, a $5.6 million improvement.

Cash and cash equivalents at March 31, 2023, were $19.8 million compared to $19.5 million at December 31, 2023.

Conference Call Details

Date and Time: Wednesday, May 15, 2024, at 4:30 p.m. Eastern time.

Call-in Information: Interested parties can access the conference call by dialing (888) 506-0062 for U.S. callers or +1 (973) 528-0011 for international callers and using the participant access code 300411.

Webcast Information: The webcast will be accessible live and archived at https://www.webcaster4.com/Webcast/Page/2142/50379, and accessible on the Investors section of the Company’s website at https://investors.aytubio.com/ under Events & Presentations.

Replay: A teleconference replay of the call will be available until May 29, 2024 at (877) 481-4010 for U.S. callers or +1 (919) 882-2331 for international callers and using replay access code 50379.

About Aytu BioPharma, Inc.

Aytu is a pharmaceutical company focused on commercializing novel therapeutics. The Company's prescription products include Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) and Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) for the treatment of attention deficit hyperactivity disorder (ADHD), Karbinal® ER (carbinoxamine maleate), an extended-release antihistamine suspension indicated to treat numerous allergic conditions, and Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary fluoride-based prescription vitamin product lines available in various formulations for infants and children with fluoride deficiency. To learn more, please visit aytubio.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this presentation, are forward-looking statements. These statements are predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others, risks associated with: the Company's plans relating to the Company's ability to efficiently wind down the Consumer Health Segment, the Company's ability to complete the manufacturing transfer of Adzenys XR-ODT® and Cotempla XR-ODT®, the Company's overall financial and operational performance, potential adverse changes to the Company's financial position or our business, the results of operations, strategy and plans, changes in capital markets and the ability of the Company to finance operations in the manner expected, risks relating to gaining market acceptance of our products, our partners performing their required activities, our anticipated future cash position, regulatory and compliance challenges and future events under current and potential future collaborations. We also refer you to (i) the risks described in “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10‑K and in the other reports and documents it files with the Securities and Exchange Commission.

Footnote 1

Aytu uses the term adjusted EBITDA, which is a term not defined under United States generally accepted accounting principles (“U.S. GAAP”). The Company uses this term because it is a widely accepted financial indicator utilized to analyze and compare companies on the basis of operating performance. The Company believes that presenting adjusted EBITDA by certain categories allows investors to evaluate the various performance of these categories. The Company's method of computation of adjusted EBITDA may or may not be comparable to other similarly titled measures used by other companies. We believe that net income (loss) is the performance measure calculated and presented in accordance with U.S. GAAP that is most directly comparable to adjusted EBITDA. See below for a reconciliation of net income (loss) to adjusted EBITDA.

Contacts for Investors

Mark Oki, Chief Financial Officer

Aytu BioPharma, Inc.

moki@aytubio.com

Robert Blum or Roger Weiss

Lytham Partners

aytu@lythampartners.com

Aytu BioPharma, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
Net revenue	$17,993	$22,733
Cost of sales	6,300	9,990
Gross profit	11,693	12,743

Operating expenses:
Selling and marketing	6,549	12,804
General and administrative	5,442	7,177
Research and development	619	856
Amortization of intangible assets	1,303	1,198
Restructuring costs	244	—
Gain from contingent consideration	—	(734)
Total operating expenses	14,157	21,301
Loss from operations	(2,464)	(8,558)
Other expense, net	(1,195)	(1,215)
Gain on derivative warrant liabilities	1,017	2,573
Loss before income tax	(2,642)	(7,200)
Income tax expense	(245)	—
Net loss	$(2,887)	$(7,200)

Basic and diluted weighted-average common shares outstanding	5,533,555	3,726,779
Basic and diluted net loss per common share	$(0.52)	$(1.93)

Aytu BioPharma, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share data)

	March 31,	June 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$19,760	$22,985
Accounts receivable, net	29,925	28,937
Inventories	13,193	11,995
Prepaid expenses	7,249	8,047
Other current assets	1,003	868
Total current assets	71,130	72,832
Non-current assets:
Property and equipment, net	967	1,815
Operating lease right-of-use assets	1,795	2,054
Intangible assets, net	54,082	58,970
Other non-current assets	889	792
Total non-current assets	57,733	63,631
Total assets	$128,863	$136,463

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,475	$13,478
Accrued liabilities	44,091	46,799
Short-term line of credit	1,581	1,563
Current portion of debt	15,135	85
Current portion of derivative warrant liabilities	3,261	—
Other current liabilities	9,146	7,090
Total current liabilities	83,689	69,015
Non-current liabilities:
Debt, net of current portion	—	14,713
Derivative warrant liabilities	8,609	6,403
Other non-current liabilities	5,788	6,975
Total non-current liabilities	14,397	28,091
Stockholders' equity:
Preferred stock, par value $.0001; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $.0001; 200,000,000 shares authorized; 5,567,909 and 5,517,174 shares issued and outstanding, respectively	1	1
Additional paid-in capital	346,132	343,485
Accumulated deficit	(315,356)	(304,129)
Total stockholders' equity	30,777	39,357
Total liabilities and stockholders' equity	$128,863	$136,463

Aytu BioPharma, Inc.

Unaudited Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

	For the Three Months Ended March 31, 2024
	Rx Business	Consumer Health	Pipeline R&D	Consolidated
Net loss - GAAP	$(1,876)	$(875)	$(136)	$(2,887)
Depreciation and amortization	1,449	385	—	1,834
Stock-based compensation expense	699	112	—	811
Other expense, net	1,187	8	—	1,195
Gain on derivative warrant liabilities	(1,017)	—	—	(1,017)
Income tax expense	245	—	—	245
Restructuring costs	244	—	—	244
Adjusted EBITDA - non-GAAP	$931	$(370)	$(136)	$425

	For the Three Months Ended March 31, 2023
	Rx Business	Consumer Health	Pipeline R&D	Consolidated
Net loss - GAAP	$(5,376)	$(1,423)	$(401)	$(7,200)
Depreciation and amortization	1,563	280	—	1,843
Stock-based compensation expense	788	114	13	915
Gain from contingent consideration	(345)	(389)	—	(734)
Other expense (income), net	1,229	(14)	—	1,215
Gain on derivative warrant liabilities	(2,573)	—	—	(2,573)
Adjusted EBITDA - non-GAAP	$(4,714)	$(1,432)	$(388)	$(6,534)

Aytu BioPharma, Inc.

Unaudited Reconciliation of Trailing Twelve-Month Net Income (Loss) to Adjusted EBITDA

(in thousands)

Companywide:
	For the Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	Total TTM
Net loss - GAAP	$(2,887)	$(220)	$(8,120)	$(2,457)	$(13,684)
Depreciation and amortization	1,834	1,899	1,941	1,836	7,510
Stock-based compensation expense	811	820	930	899	3,460
Other expense, net	1,195	1,179	709	1,252	4,335
(Gain) loss on derivative warrant liabilities	(1,017)	577	5,907	1,374	6,841
Income tax expense	245	828	—	—	1,073
Restructuring costs	244	—	—	—	244
One-time transactions	—	—	851	—	851
Gain from contingent consideration	—	—	—	(465)	(465)
Impairment expense	—	—	—	5,224	5,224
Adjusted EBITDA - non-GAAP	$425	$5,083	$2,218	$7,663	$15,389

Rx Business:
	For the Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	Total TTM
Net (loss) income - GAAP	$(1,876)	$667	$(7,321)	$3,677	$(4,853)
Depreciation and amortization	1,449	1,510	1,554	1,562	6,075
Stock-based compensation expense	699	707	725	784	2,915
Other expense, net	1,187	1,170	699	1,205	4,261
(Gain) loss on derivative warrant liabilities	(1,017)	577	5,907	(465)	5,002
Income tax expense	245	828	—	—	1,073
Restructuring costs	244	—	—	—	244
One-time transactions	—	—	851	—	851
Loss from contingent consideration	—	—	—	1,374	1,374
Impairment expense	—	—	—	130	130
Adjusted EBITDA - non-GAAP	$931	$5,459	$2,415	$8,267	$17,072